CUSTODIAN CONTRACT

         This Contract between Liberty-Stein Roe Advisor Floating Rate Advantage Fund, a business trust organized and existing under the laws of the Commonwealth of Massachusetts, hereinafter called the "Company", and State Street Bank and Trust Company, a Massachusetts trust company, hereinafter called the "Custodian",

         WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It

         The Company hereby employs the Custodian as the custodian of its assets, including loans and participation and other interests in loans ("Loans") and securities (as used herein, the term "securities" shall include Loans) which it desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities"). The Company agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Company from time to time, and the cash consideration received by it for such new or treasury shares of capital stock ("Shares") of the Company as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Company held or received by the Company and not delivered to the Custodian.

         Upon  receipt of "Proper  Instructions"  (within the meaning of Article
5), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the board of trustees of the Company (the "Board"), and provided that the Custodian shall have no more or less responsibility or liability to the Company on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodians for the Company's securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule "A" hereto but only in accordance with the provisions of Article 3.

2. Duties of the Custodian with Respect to Property of the Company Held By the Custodian in the United States

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of the Company all non-cash property, to be held by it in the United States, including all domestic investments owned by the Company, other than (a) securities which are maintained pursuant to
         Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a "U.S. Securities System") and (b) commercial paper of an issuer for which the Custodian acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.11.

2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by the Company held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book-entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         1) Upon sale of such securities for the account of the Company and receipt of payment therefor;

         2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Company;

         3)       In the  case  of a sale  effected  through  a U.S.  Securities
                  System, in accordance with the provisions of Section 2.10 hereof;

         4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Company;

         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         6) To the issuer thereof, or its agent, for transfer into the name of the Company or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to
                  Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

         7) Upon the sale of such securities for the account of the Company, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

         8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         10) For delivery in connection with any loans of securities made by the Company, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Company, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Company prior to the receipt of such collateral;

         11) For delivery as security in connection with any borrowings by the Company requiring a pledge of assets by the Company, but only against receipt of amounts borrowed;

         12) For delivery in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company;

         13) For delivery in accordance with the provisions of any agreement among the Company, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Company;

         14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Company, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Company's currently effective prospectus and statement of additional information ("prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

         15) For any other proper corporate purpose, but only upon receipt of Proper Instructions specifying the securities to be delivered setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.


2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Company or in the name of any nominee of the Company or of any nominee of the Custodian which nominee shall be assigned exclusively to the Company, unless the Company has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Company, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to
         Article 1. All securities accepted by the Custodian on behalf of the Company under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Company directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Company on such securities and to notify the Company on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Company, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Company, other than cash maintained by the Company in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Company may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Availability of Federal Funds. Upon mutual agreement between the Company and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal funds available to the Company as of specified times agreed upon from time to time by the Company and the Custodian in the amount of checks received in payment for Shares of the Company which are deposited into the Company's account.

2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to United States registered securities held hereunder to which the Company shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to United States bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Company's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Company on United States securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Company. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Company with such information or data as may be necessary to assist the Company in arranging for the timely delivery to the Custodian of the income to which the Company is properly entitled.

2.7 Payment of Company Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Company in the following cases only:

         1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Company but only (a) against the delivery of such securities, or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Company or in the name of a nominee of the Custodian referred to in
                  Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in
                  Section 2.11; (d) in the case of repurchase agreements entered into between the Company and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Company of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Company or (e) for transfer to a time deposit account of the Company in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Company as defined in
                  Article 5;

         2) In connection with conversion, exchange or surrender of securities owned by the Company as set forth in Section 2.2 hereof;

         3) For the redemption or repurchase of Shares issued by the Company as set forth in Article 4 hereof;

         4) For the payment of any expense or liability incurred by the Company, including but not limited to the following payments for the account of the Company: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Company whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         5) For the payment of any dividends declared pursuant to the governing documents of the Company;

         6) For payment of the amount of dividends received in respect of securities sold short;

         7) For any other proper purpose, but only upon receipt of Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8      Liability  for Payment in Advance of Receipt of  Securities  Purchased.
         Except as specifically stated otherwise in this Contact, in any and every case where payment for purchase of domestic securities for the account of the Company is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Company to so pay in advance, the Custodian shall be absolutely liable to the Company for such securities to the same extent as if the securities had been received by the Custodian.

2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10 Deposit of Securities in U.S. Securities Systems. The Custodian may deposit and/or maintain domestic securities owned by the Company in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

         1) The Custodian may keep domestic securities of the Company in a U.S. Securities System provided that such securities are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         2) The records of the Custodian with respect to domestic securities of the Company which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Company;

         3) The Custodian shall pay for domestic securities purchased for the account of the Company upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Company. The Custodian shall transfer domestic securities sold for the account of the Company upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Company. Copies of all advices from the U.S. Securities System of transfers of domestic securities for the account of the Company shall identify the Company, be maintained for the Company by the Custodian and be provided to the Company at its request. Upon request, the Custodian shall furnish the Company confirmation of each transfer to or from the account of the Company in the form of a written advice or notice and shall furnish to the Company copies of daily transaction sheets reflecting each day's transactions in the U.S.
                  Securities System for the account of the Company.

         4) The Custodian shall provide the Company with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding domestic securities deposited in the U.S. Securities System;

         5) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Company for any loss or damage to the Company resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Company, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Company has not been made whole for any such loss or damage.

2.11 Company Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by the Company in the Direct Paper System of the Custodian subject to the following provisions:

         1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

         2) The Custodian may keep securities of the Company in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         3) The records of the Custodian with respect to securities of the Company which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Company;

         4) The Custodian shall pay for securities purchased for the account of the Company upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Company. The Custodian shall transfer securities sold for the account of the Company upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Company;

         5) The Custodian shall furnish the Company confirmation of each transfer to or from the account of the Company, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Company copies of daily transaction sheets reflecting each day's transaction in the U.S. Securities System for the account of the Company;

         6) The Custodian shall provide the Company with any report on its system of internal accounting control as the Company may reasonably request from time to time;

2.12 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Company, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Company or commodity futures contracts or options thereon purchased or sold by the Company, (iii) for the purposes of compliance by the Company with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of Proper Instructions setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.13 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of the Company held by it and in connection with transfers of such securities.

2.14 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Company or a nominee of the Company, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Company such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15 Communications Relating to Company Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Company all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Company and the maturity of futures contracts purchased or sold by the Company) received by the Custodian from issuers of the domestic securities being held for the Company. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Company all written information received by the Custodian from issuers of the domestic securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Company desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Company shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.16 Reports to Company by Independent Public Accountants. The Custodian shall provide the Company, at such times as the Company may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including domestic securities deposited and/or maintained in a U.S. Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Company to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

2.17 Services Relating to Loans. The Custodian shall perform certain additional services with respect to the Company's Loans as described on the Loan Services Addendum hereto.


3. Duties of the Custodian with Respect to Property of the Company Held Outside of the United States

3.1 Appointment of Foreign Sub-Custodians. The Company hereby authorizes and instructs the Custodian to employ as sub-custodians for the Company's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in
         Section 5 of this Contract, together with an approval by the Company signed by an authorized officer of the Company, the Custodian and the Company may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Company may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Company's assets.

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Company may determine to be reasonably necessary to effect the Company's foreign securities transactions. The Custodian shall identify on its books as belonging to the Company, the foreign securities of the Company held by each foreign sub-custodian.

3.3 Foreign Securities Systems. Except as may otherwise be agreed upon in writing by the Custodian and the Company, assets of the Company shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside the United States (each, a "Foreign Securities System") only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as the "Securities System"). Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.4 Holding Securities. The Custodian may hold securities and other non-cash property for all of its customers, including the Company, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Company which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Company and
         (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of others.

3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall provide that: (a) the Company's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership of the Company's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Company;
         (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Company, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Company held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.6 Access of Independent Accountants of the Company. Upon request of the Company, the Custodian will use its best efforts to arrange for the independent accountants of the Company to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7 Reports by Custodian. The Custodian will supply to the Company from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Company held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Company's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Company indicating, as to securities acquired for the Company, the identity of the entity having physical possession of such securities.

3.8 Transactions in Foreign Custody Account. (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of the Company held outside the United States by foreign sub-custodians. (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of the Company and delivery of securities maintained for the account of the Company may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Company agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Company from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Company, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Company has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Company for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

3.11 Reimbursement for Advances. If the Company requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Company shall be security therefor and should the Company fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Company assets to the extent necessary to obtain reimbursement.

3.12 Monitoring Responsibilities. The Custodian shall furnish annually to the Company, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Company in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Company in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Company or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.13 Branches of U.S. Banks. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Company assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in
         Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract. (b) Cash held for the Company in the United Kingdom shall be maintained in an interest bearing account established for the Company with the Custodian's London branch, which account shall be subject to the direction of the Custodian.

3.14 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Company or the Custodian as custodian of the Company by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Company to notify the Custodian of the obligations imposed on the Company or the Custodian as custodian of the Company by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Company with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Company has provided such information.

4. Payments for Repurchases or Redemptions and Sales of Shares of the Company

         From such funds as may be available for the purpose, but subject to any applicable votes of the Board pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available each quarter for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of the Company, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Company, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Company to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Company and the Custodian.

         The Custodian shall receive from the distributor for the Company's Shares or from the Transfer Agent of the Company and deposit into the Company's account such payments as are received for Shares of the Company issued or sold from time to time by the Company. The Custodian will provide timely notification to the Company and the Transfer Agent of any receipt by it of payments for Shares of the Company.

5.       Proper Instructions

         Proper Instructions as used herein means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Company shall cause all oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the instructions are consistent with the security procedures agreed to by the Company and the Custodian including, but not limited to, the security procedures selected by the Company on the Funds Transfer Addendum to this Contract. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.12.

6.       Actions Permitted without Express Authority

         The Custodian may in its discretion, without express authority from the
Company:

         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Company;

         2) surrender securities in temporary form for securities in definitive form;

         3) endorse for collection, in the name of the Company, checks, drafts and other negotiable instruments; and

         4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Company except as otherwise directed by the Board.

7.       Evidence of Authority

         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Company. The Custodian may receive and accept a certified copy of a vote of the Board as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of the Company and/or compute the net asset value per share of the outstanding shares of the Company or, if directed in writing to do so by the Company, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Company as described in the Company's currently effective prospectus and shall advise the Company and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Company to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Company shall be made at the time or times described from time to time in the Company's currently effective prospectus.

9.       Records

         The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Company under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Company's request, supply the Company with a tabulation of securities owned by the Company and held by the Custodian and shall, when requested to do so by the Company and for such compensation as shall be agreed upon between the Company and the Custodian, include certificate numbers in such tabulations.

10.      Opinion of Company's Independent Accountant

         The Custodian shall take all reasonable action, as the Company may from time to time request, to obtain from year to year favorable opinions from the Company's independent accountants with respect to its activities hereunder in connection with the preparation of the Company's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.      Compensation of Custodian

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Company and the Custodian.

12.      Responsibility of Custodian

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Company for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Company for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by the Company or the Investment Advisor in their instructions to the Custodian provided such instructions have been in accordance with this Contract; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Company, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

         The  Custodian  shall be liable for the acts or  omissions of a foreign
banking   institution   to  the  same  extent  as  set  forth  with  respect  to
sub-custodians generally in this Contract.

         If the Company requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Company being liable for the payment of money or incurring liability of some other form, the Company, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         If the Company requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Company shall be security therefor and should the Company fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Company assets to the extent necessary to obtain reimbursement.

         In no event shall the Custodian be liable for indirect, special or consequential damages.

13.      Effective Period, Termination and Amendment

         This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however, that the Company shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Company's constitutive documents, and further provided, that the Company may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Company shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

14.      Successor Custodian

         If a successor custodian shall be appointed by the Board, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Company's securities held in a Securities System.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Board shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the Company's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Company to procure the certified copy of the vote referred to or of the Board to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

15.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the Custodian and the Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Company's constitutive documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

16.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Massachusetts.

17.      Prior Contracts

         This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Company and the Custodian relating to the custody of the Company's assets.

18.      Reproduction of Documents

         This Contract and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

19.      Shareholder Communications Election

         Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Company to indicate whether it authorizes the Custodian to provide the Company's name, address, and share position to requesting companies whose securities the Company owns. If the Company tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Company tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Company as consenting to disclosure of this information for all securities owned by the Company or any funds or accounts established by the Company. For the Company's protection, the Rule prohibits the requesting company from using the Company's name and address for any purpose other than corporate communications. Please indicate below whether the Company consents or objects by checking one of the alternatives below.

         YES [ ] The Custodian is authorized to release the Company's name, address, and share positions.

         NO [X] The Custodian is not authorized to release the Company's name, address, and share positions.

20.      Data Access Services Addendum

         The Custodian and the Company agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

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








         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of _______________.



*date

                                         LIBERTY-STEIN ROE ADVISOR FLOATING RATE
Attested to by:                                   ADVANTAGE FUND


____________________                   By:        _________________________
*[title]
                                         Name:       _________________________

                                         Title:      _________________________



                                    STATE STREET BANK and TRUST COMPANY
Attested to by::


____________________                   By:        _________________________
VP & Assoc. Counsel
                                                  Name:       Ronald E. Logue

                                                  Title:      Vice Chairman